AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT is made and entered into as of the 24th day of October, 2022, by and between Aflac Incorporated, a Georgia corporation, hereinafter referred to as "Corporation," and Max K. Brodén, hereinafter referred to as "Employee";

W I T N E S S E T H T H A T:

WHEREAS, Corporation and Employee have entered into an employment agreement, dated April 29, 2021 (the “Employment Agreement”); and

WHEREAS, the Corporation and Employee wish to amend the Employment Agreement to modify the definition of “Good Reason,” as set forth in this Amendment;

NOW, THEREFORE, the parties, for and in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, do contract and agree as follows, to-wit:

1.Paragraph 18.E.(2) of the Employment Agreement is amended by deleting said paragraph in its entirety and by substituting in lieu thereof the following:

(2) “Good reason” shall mean the termination of employment by Employee upon the occurrence of any one or more of the following events to the extent that there is, or would be if not corrected, a material negative change in Employee’s employment relationship with Corporation:

(a)For a termination by the Employee other than during the 24-month period immediately following a Change in Control, the events that will be considered “good reason” are:

(i)A termination of the employment agreement other than as permitted by its terms;

(ii)A material reduction in the employee’s base salary or bonus opportunity, which is not made for all similarly-situated executives; or

(iii)The relocation of the employee’s principal place of business by more than 25 miles.

(b)For a termination by the Employee during the 24-month period immediately following a Change in Control, the events that will be considered “good reason” are:

(i)A material breach by Corporation of the terms and conditions of this Agreement affecting Employee’s salary and bonus compensation, any employee benefit, Equity Awards or the loss of any of Employee’s titles or positions with Corporation;

(ii)A significant diminution of Employee’s duties and responsibilities;

(iii)The assignment to Employee of duties significantly inconsistent with or different from his duties and responsibilities existing at the time of a Change in Control;

(iv)A purported termination of Employee’s employment by Corporation other than as permitted by this Agreement;

(v)The relocation of Corporation’s principal office or of Employee’s own office to any place beyond twenty-five (25) miles from the current principal office of Corporation in Columbus, Georgia; and

(vi)The failure of any successor to Corporation to expressly assume and agree to discharge Corporation’s obligations to Employee under this Agreement as extended under this Paragraph, in form and substance satisfactory to Employee.

Notwithstanding the foregoing, Employee shall have good reason under this Agreement under subparagraph (a) or (b), as applicable, only if (A) Employee provides Corporation, within ninety (90) days of the occurrence of the event giving rise to the notice, a written notice indicating the specific good reason provision(s) in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for good reason, and indicating a date of termination of employment (not less than thirty (30) nor more than sixty (60) days after the date such notice is given); and (B) such facts and circumstances are not substantially corrected by Corporation prior to the date of termination specified by Employee in such notice. Any failure by Employee to set forth in a notice of good reason any facts or circumstances which contribute to the showing of good reason shall not waive any right of Employee hereunder or preclude Employee from asserting such fact or circumstances in enforcing his rights hereunder.

2.This Amendment shall be effective as October 24, 2022.

3.Except as specified herein, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Corporation has hereunto caused its name to be signed and its seal to be affixed by its duly authorized officers, and Employee has hereunto set his hand and seal, all being done in duplicate originals, with one original being delivered to each party as of the 24th day of October 2022.

AFLAC INCORPORATED

/s/ Max K. Brodén	BY:	/s/ Daniel P. Amos
Max K. Brodén		DANIEL P. AMOS
Employee		Chairman and Chief Executive Officer

/s/ Cathryn Smitherman	ATTEST:	/s/ J. Matthew Loudermilk
Witness		J. MATTHEW LOUDERMILK
VP, Corporate Secretary

3